UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of

The Securities Exchange Act of 1934

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TRANSMERIDIAN EXPLORATION INCORPORATED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 17, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Transmeridian Exploration Incorporated to be held at 10:00 a.m., local time, on Thursday, May 17, 2007 at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas.

The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

It is important that your shares are represented at the meeting, whether or not you plan to attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to submit a proxy containing your voting instructions as soon as possible by signing, dating and mailing your proxy card in the manner described in the accompanying proxy statement. Our Board of Directors recommends that stockholders vote FOR each of the matters described in the accompanying proxy statement to be presented at the meeting.

We look forward to seeing you on May 17th in Houston.

Sincerely,

Lorrie T. Olivier

Chairman of the Board, President

and Chief Executive Officer

TRANSMERIDIAN EXPLORATION INCORPORATED

397 N. SAM HOUSTON PKWY E., SUITE 300

HOUSTON, TEXAS 77060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2007

Notice is hereby given that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Transmeridian Exploration Incorporated, a Delaware corporation (“Transmeridian” or the “Company”), will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas on Thursday, May 17, 2007 at 10:00 a.m., local time, for the following purposes:

(1)	Election of five directors to hold office in accordance with the Company’s Amended and Restated Certificate of Incorporation and Bylaws until the 2008 Annual Meeting of Stockholders or until their respective successors shall be duly elected and qualified;

(2)	To ratify the appointment of UHY LLP as independent auditors for the Company for the year ending December 31, 2007; and

(3)	Such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 2, 2007 as the date of record for determining the stockholders entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting and any adjournment or postponement thereof.

Transmeridian’s annual report for the year ended December 31, 2006, a proxy statement containing information relating to the matters to be acted upon at the Annual Meeting and a form of proxy accompany this notice.

WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING MAY BE ASSURED. Your vote is important. The giving of such proxy does not affect your right to revoke it later or vote your shares in person if you should attend the Annual Meeting.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE NOTE THAT THIS IS A STOCKHOLDERS’ MEETING AND ATTENDANCE WILL BE LIMITED TO STOCKHOLDERS OF TRANSMERIDIAN OR THEIR QUALIFIED REPRESENTATIVES. EACH STOCKHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER’S LICENSE OR PASSPORT. STOCKHOLDERS HOLDING STOCK IN BROKERAGE ACCOUNTS (“STREET NAME” HOLDERS) WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE. QUALIFIED REPRESENTATIVES OF A STOCKHOLDER MUST HAVE IDENTIFICATION AS WELL AS A PROPERLY EXECUTED PROXY FROM THE STOCKHOLDER THEY ARE REPRESENTING. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

By Order of the Board of Directors
Houston, Texas April 17, 2007
Nicolas J. Evanoff Secretary

TRANSMERIDIAN EXPLORATION INCORPORATED

397 N. SAM HOUSTON PKWY E., SUITE 300

HOUSTON, TEXAS 77060

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2007

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of the Board of Directors of Transmeridian Exploration Incorporated, a Delaware corporation (“Transmeridian” or the “Company”), in connection with the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas on Thursday, May 17, 2007 at 10:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying proxy will be first mailed to stockholders of record on or about April 20, 2007.

RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on April 2, 2007 as the record date (herein so called) for determining the holders of the Company’s Common Stock, $0.0006 par value per share (the “Common Stock”), and holders of the Company’s Series A Cumulative Convertible Preferred Stock, $0.0006 par value per share (the “Series A Preferred Stock”), entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting. The shares of Common Stock and the shares of the Series A Preferred Stock are the only shares of the Company’s capital stock entitled to vote at the Annual Meeting. As of the record date, Transmeridian had 101,245,877 shares of Common Stock outstanding and 594.804 shares of Series A Preferred Stock outstanding.

Each holder of Common Stock is entitled to a number of votes equal to the number of shares held by it. Pursuant to the certificate of designations governing the Series A Preferred Stock, the sole holder of the Series A Preferred Stock is entitled to 10,000 votes for each share of the Series A Preferred Stock held, which is equal to the number of shares of Common Stock into which each share of Series A Preferred Stock could be converted on the record date. However, as a result of the application of the beneficial ownership limitations set forth in the certificate of designations governing the Series A Preferred Stock, the sole holder of the Series A Preferred Stock will be limited to approximately 895,000 votes (based on the information available to the Company as of March 31, 2007 regarding the sole holder’s beneficial ownership of the Common Stock) at the Annual Meeting with respect to the Series A Preferred Stock held by it.

RECOMMENDATIONS OF THE BOARD

Unless a stockholder gives other instructions on the accompanying proxy, the persons named as proxy holders on the accompanying proxy will vote in accordance with the recommendation of the Board of Directors. The Board’s recommendation is set forth, together with a description of each item, in this proxy statement. In summary, the Board recommends a vote:

•

FOR the election of five directors of Transmeridian to hold office in accordance with Transmeridian’s Amended and Restated Certificate of Incorporation and Bylaws until the 2008 Annual Meeting of Stockholders or until their respective successors shall be duly elected and qualified; and

•	FOR the appointment of UHY LLP (“UHY”) as independent auditors for the Company for the year ending December 31, 2007.

QUORUM AND VOTING

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (including the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and entitled to vote at the Annual Meeting, subject to the beneficial ownership limitation set forth in the certificate of designations governing the Series A Preferred Stock and referenced above) is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. If a quorum is not present or represented by proxy, the stockholders entitled to vote at the Annual Meeting that are present in person or represented by proxy have the power to adjourn the Annual Meeting without notice, other than an announcement at the Annual Meeting, until a quorum is present or represented by proxy. At any such adjourned Annual Meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Stockholders do not have cumulative voting rights with respect to the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum. Abstentions and broker non-votes will have no effect on the election of directors.

The affirmative vote of a majority of the shares having voting power present, in person or represented by proxy, at the Annual Meeting is required to ratify the appointment of UHY as independent auditors for Transmeridian. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Delaware law does not afford our stockholders the opportunity to dissent from the actions described in the proposals herein and receive value for their shares of the Common Stock.

PROXY SOLICITATION

The expenses of the solicitation of proxies will be borne by Transmeridian. Solicitation of proxies may be made in person or by mail, electronic mail, telephone or facsimile by directors, executive officers and other employees of Transmeridian. Transmeridian will request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and Transmeridian will reimburse such entities for their reasonable out-of-pocket expenses.

REVOCATION OF PROXY

Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Secretary of Transmeridian of such revocation; (b) by voting in person at the Annual Meeting; or (c) by executing and delivering to the Secretary of Transmeridian a later-dated proxy.

ITEM ONE: ELECTION OF DIRECTORS

The number of directors constituting the full Board of Directors of Transmeridian has been fixed at seven by the Board, in accordance with Transmeridian’s Bylaws. Dr. Fernando J. Zúñiga y Rivero, 79, a member of the Board of Directors since April 2005, will retire from the Board effective as of the Annual Meeting and will not stand for re-election at the Annual Meeting. In addition, George E. Reese, 56, a member of the Board since 2003, resigned from the Board effective as of April 13, 2007 owing to other business commitments, and will not stand for re-election at the Annual Meeting. As a result, there are only five nominees for director. Proxies solicited hereby may not be voted for more than five persons and five directors will be elected at the Annual Meeting to hold office until the 2008 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

NOMINEES FOR ELECTION AS DIRECTORS:

Name, Age (as of March 31, 2007) and Business Experience	Director Since
Lorrie T. Olivier, 56, has served as President and Chief Executive Officer of the Company since its inception in 2000. Mr. Olivier became Chairman of the Board in 2002. From 1991 to 2000, Mr. Olivier was employed by American International Petroleum Corporation (AIPC) as Vice President of Operations and President of AIPC Kazakhstan. He was the key executive in charge of developing AIPC’s interests in the Caspian Sea region. Mr. Olivier has devoted his entire career to international oil and gas exploration and production, serving with Occidental Petroleum and Shell Oil.	2000

James H. Dorman, 74, joined the Board in October 2002. He is the Chairman of the Nominating and Governance Committee. Mr. Dorman has almost 50 years of experience as a professional geologist and oil and gas executive. In 1996, Mr. Dorman founded Doreal Energy Corporation, a publicly-held international exploration and production company, and served as President, Chief Executive Officer and a Director until retiring in 2001. He began his career with Chevron and then with Tenneco, Inc., serving for 25 years, where he last held the position of Exploration Vice President.	2002

Marvin R. Carter, 77, joined the Board in April 2004. He is the Chairman of the Compensation Committee. Mr. Carter has over 50 years of experience in the international oil and gas exploration and production business. From 1971 until 1990 he served as President and General Manager for three Occidental Petroleum subsidiaries in South America. He also served as Vice President of Latin America Operations and as Vice President, Executive Operations for Occidental until his retirement in 1994. He currently is the President of an oil and gas consulting firm.	2004

J. Frank Haasbeek, 72, joined the Board in December 2006. He is the Chairman of the Audit Committee. Mr. Haasbeek is a retired senior executive with an extensive background in international management and auditing. He served as president and chief executive officer of International Transquip Industries, Inc., a manufacturer of springless airbrake systems, from 1991 through 1997. He has held various executive positions during his career, including president and chief executive officer of Hurricane Industries, chief financial officer of Reading & Bates Construction Company and chief financial officer and director of Cope Allman International Ltd. Mr. Haasbeek began his career as an auditor with Deloitte, Haskins & Sells in Canada and France, and is a graduate of the University of Manitoba in Winnipeg, Canada, with accreditation as a chartered accountant. He has been a director of several public companies and served as chairman of the audit committee for both Nuevo Energy Company prior to its acquisition in 2004 and Hadson Corporation prior to its acquisition in 1995.

2006

Name, Age (as of March 31, 2007) and Business Experience	Director Since

Alfred L. Shacklett, Jr., 59, joined the Board in December 2006. Mr. Shacklett has over 30 years experience in the petroleum industry, including 13 years in Russia and Kazakhstan. Most recently, he was a senior financial executive with YUKOS Oil Company, a fully-integrated oil and gas company headquartered in Moscow, Russia, from 1998 to 2000 and from 2002 to 2005. From 2000 to 2001, he was the business development country manager in Rome, Italy for Crown Castle International, an owner and operator of wireless infrastructure. Previously, Mr. Shacklett worked for the Republic of Kazakhstan as financial advisor to the Minister of Economics and Trade, the State Property Committee and Uzenmunaigaz, a regional oil producer in Kazakhstan. In Russia, he held the position of director of energy consulting for Ernst & Young, LLP, Moscow. Mr. Shacklett is a graduate of the University of Texas at Austin, and is a certified public accountant and registered petroleum engineer in the state of Texas. He began his career as an auditor with Ernst & Young in Houston, Texas.

2006

Each of the nominees for election as directors has agreed to serve if elected. Transmeridian knows of no reason why any of the nominees for election as directors would be unable to serve. Should any of the nominees be unable to serve, all proxies returned to Transmeridian will be voted in accordance with the best judgment of the persons named as proxies except where a contrary instruction is given.

The Board of Directors recommends a vote FOR the election of Messrs. Olivier, Dorman, Carter, Haasbeek and Shacklett to the Board of Directors.

VOTE REQUIRED TO BE ELECTED AS A DIRECTOR

To be elected a director, each nominee must receive the affirmative vote of a plurality of the votes duly cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

DIRECTORS’ MEETINGS AND COMMITTEES

The Board has standing audit, compensation and nominating and governance committees. The Board has adopted written charters for the audit, compensation and nominating and governance committees. These charters are available on the Company’s website at www.tmei.com. The Board held seven meetings during 2006. Each director attended at least 75% of the total number of fiscal year 2006 meetings of the Board (held during the period for which he has been a director) and the committee(s) on which he served (during the period that he served). The Board took action by written consent one time during 2006.

BOARD INDEPENDENCE

The Board has determined that each of the director-nominees are “independent,” as defined under the rules and regulations of the Securities and Exchange Commission (the “SEC”), except for Mr. Olivier, the President and Chief Executive Officer of the Company. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are “independent directors,” as defined in the applicable rules and regulations of the SEC and the American Stock Exchange (“AMEX”).

COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee consists of Messrs. Haasbeek, Dorman and Shacklett. Mr. Haasbeek is the Chairman of the Audit Committee. The Board has determined that Mr. Haasbeek is an “audit committee financial expert” and “independent” as defined under the applicable rules of the SEC and the listing requirements of AMEX.

The functions of the Audit Committee include: (i) appointing the independent auditors for the annual audit and approving fee arrangements with the independent auditors; (ii) monitoring the independence, qualifications, and performance of the independent auditors; (iii) reviewing the planned scope of the annual audit; (iv) reviewing the financial statements to be included in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, any significant adjustments proposed by the independent auditors and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K; (v) making a recommendation to the Board regarding inclusion of the audited financial statements in our Annual Report on Form 10-K; (vi) reviewing recommendations, if any, by the independent auditors resulting from the audit to ensure that appropriate actions are taken by management; (vii) reviewing disagreements, if any, between management and the independent auditors; (viii) meeting privately on a periodic basis with the independent auditors and management to review the adequacy of our internal controls; (ix) monitoring our accounting management and controls; (x) monitoring our policies and procedures regarding compliance with the Foreign Corrupt Practices Act, compliance with our Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (each of which are available on the Company’s website at www.tmei.com); (xi) monitoring any litigation involving Transmeridian which may have a material financial impact on Transmeridian or relate to matters entrusted to the Audit Committee; and (xii) reviewing and approving related party transactions in accordance with the Company’s Policy Statement Regarding Related Party Transactions.

The Audit Committee held four meetings during 2006. The Audit Committee took action by written consent one time during 2006.

Compensation Committee

The Compensation Committee consists of Messrs. Carter, Dorman and Haasbeek. Mr. Carter is the Chairman of the Compensation Committee. The functions of this committee are to: (i) establish the compensation of the Company’s executive officers; (ii) periodically review the succession plans for our executive officers; and (iii) serve as the administrative committee for Transmeridian’s stock option and stock compensation plans.

The Compensation Committee held six meetings during 2006. The Compensation Committee took action by written consent two times during 2006.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Messrs. Dorman and Carter and Dr. Zúñiga y Rivero (who will retire from the Board and as a member of the Nominating and Governance Committee effective as of the Annual Meeting). Mr. Dorman is the Chairman of the Nominating and Governance Committee. The purpose of the Nominating and Governance Committee is to seek to ensure continuation of the effectiveness and independence of the Board. The Committee is responsible for (i) reviewing the credentials of persons suggested as prospective directors; (ii) nominating persons to serve as directors and as officers of the Company, including the slate of directors to be elected each year at the annual meeting of stockholders; (iii) making recommendations concerning the size and composition of the Board, as well as criteria for Board membership; (iv) making recommendations concerning the Board’s committee structure and makeup; (v) providing for continuing education of the directors and self-assessment of the Board’s effectiveness; and (vi) overseeing the Company’s Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (each of which are available on the Company’s website at www.tmei.com).

The Nominating and Governance Committee held five meetings during 2006. The Nominating and Governance Committee did not take action by written consent during 2006.

The Committee’s process for identifying and evaluating nominees is as follows: (a) for incumbent directors whose terms are expiring, it reviews the quality of their prior service to the Company, including the nature and extent of their participation in the Company’s governance and their contributions of management and financial expertise and experience to the Board and the Company; and (b) for new director candidates, in addition to their expertise, experience, reputation and stature, it considers whether their skills are complementary to those of existing Board members, whether they will fulfill the Board’s then-existing needs for management, financial, technological or other expertise, and whether they are likely to have sufficient time to responsibly perform all of their duties as directors.

The Nominating and Governance Committee considers candidates brought to its attention by current Board members, search firms, stockholders and other persons.

DIRECTOR NOMINEES RECOMMENDED BY STOCKHOLDERS

Director nominees recommended by stockholders are evaluated in the same manner as director nominees recommended by Board members, search firms or other persons. Any stockholder nomination must be submitted in writing and should include the nominee’s name and qualifications and be addressed to the Chairman of the Nominating and Governance Committee, 397 N. Sam Houston Pkwy E., Suite 300, Houston, Texas 77060. The information must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, evidence of the nominating person’s ownership of the Company’s Common Stock, a written indication by the candidate of her or his willingness to serve if elected, and a written statement in support of the candidate, including comments as to the candidate’s character, judgment, age, business experience, and other commitments.

For a stockholder recommendation to be considered by the Nominating and Governance Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals. In the event a stockholder decides to nominate a candidate for director and solicits proxies for such candidate, the stockholder will need to follow the rules set forth by the SEC. See “Stockholder Proposals for 2008 Annual Meeting.”

There are no nominees for election to the Company’s Board of Directors at the Annual Meeting other than the five current directors standing for election.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder may contact any of our directors directly by writing to them, by mail, at our principal executive offices, the address of which appears on the cover of this proxy statement.

In addition, any stockholder may report to the Board any complaints regarding accounting, internal accounting controls or auditing matters. Any stockholder who wishes to so contact the Board should send such complaints to the Chairman of the Audit Committee at our principal executive offices, the address of which appears on the cover of this proxy statement.

Our Chief Financial Officer and General Counsel will review, summarize and, if appropriate, investigate the complaint and draft a response to the communication in a timely manner. A member of the Audit Committee, or the Audit Committee as a whole, will then review the summary of the communication, the results of the investigation, if any, and the draft response. The summary and response will be in the form of a memorandum, which will become part of the stockholders communications log that the Company maintains with respect to all stockholder communications.

Stockholders may also communicate complaints regarding Transmeridian’s accounting, internal accounting controls or auditing practices by utilizing the anonymous telephone and/or Internet procedures described on the Company’s website at www.tmei.com.

DIRECTOR ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS

The Company encourages each of its directors to attend the annual meeting of stockholders. All directors attended the 2006 annual meeting of stockholders.

CODES OF CONDUCT AND ETHICS

We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our chief executive officer, our chief financial officer and our chief accounting officer. We have also adopted a written Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. We have posted current copies of these codes on our website, which is located at www.tmei.com. In addition, we intend to post on our website all disclosures that are required by SEC rules or regulations or AMEX listing standards concerning any amendments to, or waivers from, any provision of these codes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Compensation Committee members has served as an officer or employee of Transmeridian, and none of Transmeridian’s executive officers has served as a member of a compensation committee or board of directors of any other entity, which has an executive officer serving as a member of Transmeridian’s Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2007, information about the beneficial ownership of our Common Stock by (i) any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by us to be the beneficial owner of more than 5% of our voting securities, (ii) each director and nominee for director of the Company, (iii) each of the named executive officers named in the Summary Compensation Table appearing in this proxy statement and certain other key officers of the Company and (iv) all officers and directors of the Company as a group. In compiling this table, we have relied on the records of our transfer agent, public filings and other information available to us. We believe this information is reliable. However, these holdings are subject to change.

To our knowledge and except as otherwise indicated below, the persons named in the following table have sole voting and investment power with respect to the shares of our Common Stock beneficially owned by them and shown opposite their respective names.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Class (2)
Officers and Directors:
Lorrie T. Oliver (3)(4)	18,152,261	17.1%
Bruce A. Falkenstein	1,974,569	1.9%
Earl W. McNiel (4)	1,116,276	1.1%
Joseph S. Thornton	475,000	*
Nicolas J. Evanoff	421,667	*
Edward G. Brantley	244,125	*
Alan W. Halsey	183,000	*
James H. Dorman	145,000	*
Marvin R. Carter	95,000	*
Dr. Fernando J. Zúñiga y Rivero	70,000	*
J. Frank Haasbeek	5,000	*
Alfred L. Shacklett, Jr.	0	*

All directors, executive officers and certain other key officers as a group (12 persons)	22,881,898	21.3%

Other Beneficial Owners:
Vicis Capital Master Fund (5) Tower 56, Suite 700 126 East 56th Street New York, NY 10022	10,159,281	10.0%
North Sound Capital LLC (6) 20 Horseneck Lane Greenwich, CT 06830	9,420,208	9.3%
Capital Group International, Inc. (7) 11100 Santa Monica Blvd. Los Angeles, CA 90025	5,610,000	5.5%
Citadel Limited Partnership (8) 131 S. Dearborn Street 32nd Floor Chicago, Illinois 60603	5,208,920	5.1%

*	Less than one percent.

(1)	Each person has sole voting and investment power with respect to the shares of our Common Stock listed, except as noted below. Included in the amounts above are shares of our Common Stock issuable upon the conversion of our 15% Senior Redeemable Convertible Preferred Stock (the “15% Preferred Stock”) and shares of our Common Stock issuable upon the exercise of options and warrants that were exercisable as of March 31, 2007 or within 60 days of March 31, 2007 by: Mr. Olivier (1,494,494 shares), Mr. Falkenstein (233,333 shares), Mr. McNiel (564,714 shares), Mr. Thornton (200,000 shares), Mr. Halsey (no shares), Mr. Evanoff (221,667 shares), Mr. Brantley (91,000 shares), Mr. Dorman (115,000 shares), Mr. Carter (65,000 shares), Dr. Zúñiga y Rivero (40,000 shares), Mr. Haasbeek (no shares) and Mr. Shacklett (no shares). The address for each of our executive officers and directors is 397 N. Sam Houston Pkwy E., Suite 300, Houston, TX 77060. As noted elsewhere above, Mr. Reese resigned from the Company’s Board of Directors effective as of April 13, 2007 and, as such, his beneficial ownership of the Company’s Common Stock is not included in the table.
(2)	Based on 101,245,877 shares of Common Stock outstanding as of March 31, 2007.
(3)	Includes 11,454,117 shares owned by The Olivier Family Living Trust (the “Trust”), as well as 3,800,000 shares of our Common Stock owned by JMJC Investments, Inc., 670,000 shares of our Common Stock owned by Greencove Holdings and 733,700 shares of our Common Stock owned by Colamer Ltd., all of which are entities controlled by Mr. Olivier. In September 2006, the Trust borrowed on a non-recourse basis the principal sum of approximately $6.6 million (the “Loan”) from a non-affiliated lender (the “Lender”). The Loan matures on August 18, 2009. As collateral for the Loan, the Trust pledged to the Lender 2,700,000 shares of Common Stock (the “Pledged Shares”). Prior to the occurrence of an event of default with respect to the Loan (including a failure to repay the Loan at maturity), the Trust retains voting power over the Pledged Shares.
(4)	Messrs. Olivier and McNiel hold 41,000 shares and 5,000 shares, respectively, of our 15% Preferred Stock, representing approximately 9.3% and 1.1%, respectively, of the shares of our 15% Preferred Stock outstanding as of March 31, 2007.
(5)	Comprised of (i) 4,211,241 shares of our Common Stock held by Vicis Capital Master Fund, based on information available to the Company as of March 31, 2007, and (ii) 5,948,040 shares of our Common Stock into which the 594.804 shares of our Series A Preferred Stock held by Vicis Capital Master Fund were convertible as of March 31, 2007 (disregarding, for purposes of this table and pursuant to Rule 13d-3(b) promulgated under the Exchange Act, the beneficial ownership limitation set forth in the certificate of designations governing the Series A Preferred Stock). Vicis Capital Master Fund holds all of the outstanding shares of our Series A Preferred Stock.
(6)	Based on the Schedule 13G/A filed with the SEC on February 14, 2007, North Sound Capital LLC shares voting and investment power with respect to the shares of our Common Stock shown.
(7)	Based on the Schedule 13G filed with the SEC on February 7, 2007.
(8)	Based on the Schedule 13G/A filed with the SEC on February 9, 2007, Citadel Limited Partnership shares voting and investment power with respect to the shares of our Common Stock shown.

RELATED PARTY TRANSACTIONS

In accordance with the written policy adopted by the Board of Directors and AMEX listing standards, our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions. In general, for purposes of the Company’s written policy, a related party transaction is a transaction, or a material amendment to any such transaction, involving a related party and the Company involving $120,000 or more. Our policy requires the Audit Committee to review and approve related party transactions. In reviewing and approving any related party transaction or material amendment to any such transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related party’s relationship to the Company and interest in the transaction and as to the material facts of the transaction, and must determine that the related party transaction is fair to the Company.

In March 2007, the Company issued, in a private placement transaction, warrants to purchase up to an aggregate 8,500,000 shares of the Common Stock, specifically (i) a Common Stock Purchase Warrant in the name of North Sound Legacy Institutional Fund LLC to purchase up to 2,125,000 shares of the Common Stock and (ii) a Common Stock Purchase Warrant in the name of North Sound Legacy International Ltd. (together with North Sound Legacy Institutional Fund LLC, the “North Sound Entities”) to purchase up to 6,375,000 shares of the Common Stock (such Common Stock Purchase Warrants together, the “Warrants”). The Warrants, which are exercisable at any time on or prior to March 15, 2012, were issued for total cash consideration of $8 million (approximately $0.94 per underlying share of the Common Stock) and, when exercised, will entitle the holder to receive shares of the Common Stock at an exercise price of $2.00 per share. The Warrants each provide for customary anti-dilution adjustments with respect to the exercise price and the number of shares of the Common Stock issuable upon exercise of the Warrants.

North Sound Capital LLC is the managing member and investment advisor of each of the North Sound Entities. According to the Schedule 13G/A filed by North Sound Capital LLC with the SEC on February 14, 2007, as indicated above under “Security Ownership of Certain Beneficial Owners and Management,” the North Sound Entities beneficially owned an aggregate 9,420,208 shares of the Common Stock as of December 31, 2006, representing approximately 9.3% of the Common Stock outstanding as of December 31, 2006.

In December 2006, the Company issued (i) 370,000 shares of the 15% Preferred Stock in a private offering and (ii) an additional 70,000 shares of the 15% Preferred Stock in a concurrent private placement, in each case for a cash purchase price of $100 per share (equal to the per-share liquidation preference of the 15% Preferred Stock). The 440,000 aggregate shares of the 15% Preferred Stock were initially, and are currently, convertible into 9,777,778 shares of the Common Stock, based on an initial conversion price of $4.50 per share of the Common Stock (reflecting an approximate 39% conversion premium to the $3.23 per share closing price of the Common Stock on AMEX on November 28, 2006 (the date of the definitive purchase agreement with respect to the private offering and concurrent private placement)). The conversion price of the 15% Preferred Stock is subject to adjustment pursuant to customary anti-dilution provisions set forth in the certificate of designations governing the 15% Preferred Stock.

Mr. Olivier, the Company’s Chairman of the Board, President and Chief Executive Officer, purchased 41,000 shares of the 15% Preferred Stock, and Mr. McNiel, the Company’s Vice President and Chief Financial Officer, purchased 5,000 shares of the 15% Preferred Stock, in each case pursuant to the concurrent private placement. The shares of the 15% Preferred Stock issued in the private offering were offered and sold at the same per-share price, and were of the same series and class and have the same rights, privileges and other terms, as the shares of the 15% Preferred Stock issued in the concurrent private placement.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our Board of Directors, composed solely of independent directors, administers the compensation programs for all of our executive officers. The primary objectives of the Compensation Committee in regards to executive compensation are to attract, motivate and retain the best possible executive talent, and to tie annual adjustments and long-term cash and stock incentives to the achievement of measurable corporate, business unit and individual performance objectives. The Committee strives to align each executive’s incentives with stockholder value creation and to encourage our executive officers to behave like owners of the business. To achieve these objectives, the Compensation Committee implements and maintains compensation plans that tie a substantial portion of our executives’ overall compensation to financial performance and to key strategic goals such as project financing, contracts, production rates and increased reserves, and to the establishment and maintenance of key strategic relationships. The Compensation Committee evaluates individual executive performance with the goal of setting compensation at levels the Committee believes are comparable with executives in other companies of similar size and stage of development in the energy industry. This evaluation takes into account our relative performance and our own strategic goals.

We have retained a compensation consultant to review our policies and procedures with respect to executive compensation. It is our objective to conduct an annual benchmark review of the aggregate level of our executive compensation, including annual salaries, bonuses and incentive plans for the prior fiscal year. We work with management to establish compensation goals for the upcoming fiscal year, taking into account compensation surveys and input from our Chief Executive Officer and other key executives.

The key components of our current compensation program for our executive officers are base salary, annual bonus and long-term incentive awards under our 2006 Incentive Plan (the “Incentive Plan”) and 2003 Stock Compensation Plan (the “Stock Plan”). Each part of our compensation program has a critical role in creating opportunities to motivate and reward strong performance and to retain the executive officers who deliver such performance. Based upon energy industry practices, as indicated in the compensation consultant’s final report, the Committee may implement other compensation components.

Base Salary. Base salaries for our executives are used to recognize the experience, skills, knowledge and responsibilities required of the executive officers in their respective roles. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies. Base salaries are reviewed each year, and may be adjusted from time to time to realign salaries with market levels after taking into account executive responsibilities, contributions, performance and experience.

Annual Bonus. Certain of our senior executives have employment agreements that provide for discretionary bonuses based on their performance. In addition, the Compensation Committee has the authority, based upon management recommendations, to award discretionary annual bonuses to our executive officers. The annual discretionary bonuses are intended to compensate officers for achieving our financial and operational goals under difficult business conditions.

Our discretionary annual bonus may be paid in stock, cash or both, in an amount reviewed with management and approved by the Compensation Committee. Ordinarily, the bonus is paid in a single installment within the first quarter following the completion of a given fiscal year. Pursuant to his employment agreement, each executive officer is eligible for a discretionary annual bonus in an amount equal to a specified percentage of such executive’s base salary. However, the Committee may increase the annual bonus paid to our executive officers for specific accomplishments. The actual amount of bonus will be determined following a review of each executive’s individual performance

Long-Term Incentive Program.

Restricted stock grants. We believe that long-term performance is achieved through an ownership culture that encourages performance by our executive officers through the use of restricted stock and stock-based awards. Accordingly, the Stock Plan was established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with our financial performance. The Compensation Committee believes that the use of restricted stock and stock-based awards offers the best approach to achieving our corporate goals. In order to attract and retain executives and other key employees, we have in the past and expect in the future to provide long-term incentive awards through restricted stock grants, which vest based on continued employment over a specified time period.

Employee stock options. Under the Incentive Plan, the Compensation Committee may make various types of awards with respect to our Common Stock. Based upon management recommendations, the Board of Directors decides which employees, directors or consultants shall receive awards under the Incentive Plan and the type of award to be made. In the case of nonqualified stock options granted under the Incentive Plan, the Board also determines the exercise schedule and the exercise price of each option.

Other Compensation. Certain of our executive officers are parties to employment agreements. Consistent with our pay-for-performance compensation philosophy, we intend to continue to maintain executive benefits and perquisites for our officers. However, the Compensation Committee, in its discretion, may revise, amend or add to an officer’s executive benefits and perquisites if deemed advisable. Currently, we believe these benefits and perquisites are at competitive levels for comparable companies.

Role of Executive Officers in Executive Compensation. Our Chief Executive Officer plays an important role in the process of setting the compensation of our executive officers. The most significant aspects of his role are evaluating performance and recommending base salary levels and cash bonus and equity awards, and recommending compensation plans, financial performance goals and strategic goals relating to each executive officer. It should be noted that, while our management makes significant recommendations as to the goals and awards for executive officer compensation, the Compensation Committee has complete discretion to determine the final types and levels of compensation.

Stock Ownership Guidelines. The Company has not adopted stock ownership guidelines for its executive officers or directors.

Conclusion. The Company’s compensation policies are designed to retain and motivate our executive officers and to ultimately reward them for outstanding performance.

COMPENSATION OF EXECUTIVE OFFICERS

The following table reflects the compensation paid by the Company for services rendered to the Company for the year ended December 31, 2006 by (i) the Chief Executive Officer, (ii) the Chief Financial Officer and (iii) the three other most highly compensated executive officers of the Company (collectively, the “named executive officers”).

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d) (1)	Stock Awards (e) (2)	Option Awards (f) (2)	Non-Equity Incentive Plan Compensation (g)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings (h)	All Other Compensation (i)	Total (j)
Lorrie T. Olivier Chief Executive Officer	2006	$350,000	$262,500	$—	$532,621	—	—	—	$1,156,121

Earl W. McNiel Chief Financial Officer	2006	225,000	168,750	126,250	374,124	—	—	—	894,124

Joseph S. Thornton Vice President of Operations	2006	175,000	43,750	378,000	187,042	—	—	—	783,792

Nicolas J. Evanoff Vice President and General Counsel	2006	175,000	105,000	258,242	185,317	—	—	—	723,558

Edward G. Brantley Chief Accounting Officer	2006	160,000	80,000	125,250	86,350	—	—	—	451,600

(1)	The amounts shown in column (d) represent bonuses awarded for 2006 performance. The bonuses were paid in shares of the Company’s Common Stock valued at the average of the closing price of our Common Stock for the ten (10) trading days between March 26 and April 9, 2007, or $2.75 per share. One-half of the shares of Common Stock must be held for six months prior to disposition.
(2)	The amounts shown in columns (e) and (f) represent the aggregate expense amounts recognized for financial statement reporting purposes in fiscal 2006 for restricted stock awards and stock options granted to the named executive officer in 2006 and prior years as applicable. The amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”). A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included in Note 7 to our 2006 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the year ended December 31, 2006.

Grants of Plan-Based Awards

The following table provides information regarding the equity and non-equity awards granted to the Company’s named executive officers for 2006.

	Estimated future payouts under Non-Equity Incentive Plan Awards				Estimated future payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (i)		All Other Option Awards: Number of Securities Underlying Options (j)(4)	Exercise Or Base Price of Option Awards (k)	Grant Date Fair Value of Stock and Option Awards (l)(5)
Name (a)	Grant Date (b)	Threshold (c)(1)	Target (d)(1)	Maximum (e)(1)	Threshold (f)(2)	Target (g)(2)	Maxi- mum (h)(2)
Lorrie T. Olivier	4/9/07	0	$262,500	$525,000	N/A	N/A	N/A	—		$350,000	$5.98	$1,099,000
Earl W. McNiel	4/9/07	0	168,750	337,500	N/A	N/A	N/A	—		250,000	5.98	785,000
Joseph S. Thornton	4/9/07	0	87,500	175,000	N/A	N/A	N/A	—		100,000	5.98	314,000
Nicolas J. Evanoff	4/9/07	0	105,000	210,000	N/A	N/A	N/A	50,000	(3)	125,000	5.98	691,500
Edward G. Brantley	4/9/07	0	80,000	160,000	N/A	N/A	N/A	—		75,000	5.98	235,500

(1)	The threshold amount shown in column (c) represents the minimum payment amount under our executive bonus plan, which is 0% of the target amount shown in column (d). The amount shown in column (e) is 200% of such target amount. These incentive bonuses are awarded by the Compensation Committee of the Board of Directors on a discretionary basis based upon individual and corporate achievement of objectives established by the Compensation Committee. These amounts, which are expressed as a percentage of the named executive officer base salary, are based on the named executive officer’s position and responsibilities.
(2)	No equity incentive plan awards were granted to our named executive officers during 2006.
(3)	Granted under the 2003 Stock Compensation Plan in connection with commencement of Mr. Evanoff’s employment in January 2006.
(4)	Options granted have a five-year life and vest one-third after six months, one-third after 18 months and one-third after 30 months.
(5)	Amounts represent the grant date fair value of the stock options granted to the named executive officer in 2006 determined pursuant to SFAS 123(R) using the Black-Scholes option pricing model. The SFAS 123(R) grant date values are also used for financial reporting purposes and are expensed over the vesting period of the stock options.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the current stock options and restricted stock grants held by the named executive officers as of December 31, 2006. The table includes unexercised and unvested stock options and unvested restricted stock grants. Information on the vesting dates for each stock option and restricted stock award and the market value of the restricted stock awards is detailed in the accompanying footnotes.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (g)	Market Value of Shares or Units of Stock That Have Not Vested (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (j)
Lorrie T. Olivier	66,667 266,667 116,667	33,333(1) 133,333(1) 233,333(1)	— — —	$1.50 1.61 5.98	11/17/09 05/17/10 01/26/11	—	$—	—	—

Earl W. McNiel	200,000 83,333	100,000(2) 166,667(2)	— —	1.61 5.98	05/17/10 01/26/11	125,000	431,250	—	—

Joseph S. Thornton	166,667 33,333	83,333(3) 66,667(3)	— —	1.61 5.98	05/17/10 01/26/11	200,000	690,000	—	—

Nicolas J. Evanoff	100,000 41,667	50,000(4) 83,333(4)	— —	1.61 5.98	05/17/10 01/26/11	60,000	207,000	—	—

Edward G. Brantley	25,000	50,000(5)	—	5.98	01/26/11	75,000	258,750	—	—

(1)	The vesting dates for Mr. Olivier’s unvested, unexercised options outstanding are as follows: 33,333 shares vest on May 16, 2007; 133,333 shares vest on November 13, 2007 and, of the other 233,333 unvested shares, 116,667 shares vest on July 25, 2007 and 116,666 shares vest on July 24, 2008.
(2)	The vesting dates for Mr. McNiel’s unvested, unexercised options outstanding are as follows: 100,000 shares vest on November 13, 2007 and, of the other 166,667 unvested shares, 83,334 shares vest on July 25, 2007 and 83,333 shares vest on July 24, 2008. The vesting date for Mr. McNiel’s 125,000 shares of unvested restricted stock is July 6, 2007.
(3)	The vesting dates for Mr. Thornton’s unvested, unexercised options outstanding are as follows: 83,333 shares vest on November 13, 2007 and, of the other 66,667 unvested shares, 33,334 shares vest on July 25, 2007 and 33,333 shares vest on July 24, 2008. The vesting date for Mr. Thornton’s 200,000 shares of unvested restricted stock was January 1, 2007.
(4)	The vesting dates for Mr. Evanoff’s unvested, unexercised options outstanding are as follows: 50,000 shares vest on November 13, 2007 and, of the other 83,333 unvested shares, 41,667 shares vest on July 25, 2007 and 41,666 shares vest on July 24, 2008. The vesting date for Mr. Evanoff’s shares of unvested restricted stock are as follows: 30,000 shares vest on May 1, 2007 and, of the other 30,000 shares, 10,000 shares vested on January 26, 2007, 10,000 shares vest on July 26, 2007 and 10,000 shares vest on January 26, 2008.
(5)	The vesting dates for Mr. Brantley’s unvested, unexercised options outstanding are as follows: 25,000 shares vest on July 25, 2007 and 25,000 shares vest on July 24, 2008. The vesting dates for Mr. Brantley’s shares of unvested restricted stock are as follows: 37,500 shares vest on September 27, 2007 and 37,500 shares vest on September 27, 2008.
(6)	The market value of the stock awards is equal to the number of unvested shares times $3.45, the closing price of our Common Stock on AMEX on December 29, 2006.

Option Exercises and Stock Vested

The following table provides information regarding the restricted stock grants held by the named executive officers that vested in 2006 and the market value of the vested stock on the date of vesting. No stock options held by any of the named executive officers were exercised in 2006.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (b)	Value Realized on Exercise (c)	Number of Shares Acquired on Vesting (d)	Value Realized on Vesting (e)(1)
Lorrie T. Olivier	—	—	—	—
Earl W. McNiel	—	—	125,000	$721,250
Joseph S. Thornton	—	—	200,000	1,220,000
Nicolas J. Evanoff	—	—	80,000	374,400
Edward G. Brantley	—	—	75,000	341,250

(1)	These amounts are equal to the closing price of our Common Stock on AMEX on the vesting date times the number of shares vested.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not have any plans that provide for specified retirement payments and benefits for the named executive officers. The Company also does not have any nonqualified defined contribution plans or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

We have entered into employment agreements that will require us to provide compensation to certain of our named executive officers in the event of a termination of employment without a change in control or termination upon a change in control of the Company. Termination without a change in control means the termination of the employment of the named executive officer, including by reason of constructive termination, death and disability, for any reason other than “cause” or voluntary resignation. The named executive officer is not entitled to any compensation for termination for cause or voluntary resignation.

The following tables reflect the amount of compensation payable to each named executive officer covered by an employment agreement upon termination without a change in control and termination upon a change in control.

Lorrie T. Olivier

The following table describes the potential payments upon termination without a change in control and termination upon a change in control of the Company for Lorrie T. Olivier, the Company’s Chairman of the Board, President and Chief Executive Officer.

Executive Benefits and Payments Upon Termination	Termination Without Change in Control (1)	Termination upon Change in Control (2)
Compensation:
Base Salary ($350,000)	$700,000	$1,050,000
Bonus	525,000	1,575,000
Medical Benefits	41,948	62,922
Long-term incentives:
Stock Options:
Unvested (3)	310,333	310,333
Restricted Stock:
Unvested (4)	—	—

Total	$1,577,281	$2,998,255

Earl W. McNiel

The following table describes the potential payments upon termination without a change in control and termination upon a change in control of the Company for Earl W. McNiel, the Company’s Vice President and Chief Financial Officer.

Executive Benefits and Payments Upon Termination	Termination Without Change in Control (1)	Termination upon Change in Control (2)
Compensation:
Base Salary ($225,000)	$450,000	$675,000
Bonus	337,500	1,012,500
Medical Benefits	32,918	49,377
Long-term incentives:
Stock Options:
Unvested (3)	184,000	184,000
Restricted Stock:
Unvested (4)	431,250	431,250

Total	$1,435,668	$2,352,127

Nicolas J. Evanoff

The following table describes the potential payments upon termination without a change in control and termination upon a change in control of the Company for Nicolas J. Evanoff, the Company’s Vice President, General Counsel and Secretary.

Executive Benefits and Payments Upon Termination	Termination Without Change in Control (1)	Termination upon Change in Control (2)
Compensation:
Base Salary ($200,000)	$400,000	$600,000
Bonus	240,000	720,000
Medical Benefits	24,959	37,438
Long-term incentives:
Stock Options:
Unvested (3)	92,000	92,000
Restricted Stock:
Unvested (4)	714,150	714,150

Total	$1,471,109	$2,163,588

(1)	The named executive officer is entitled to a benefit in connection with a termination without a change in control equal to two (2) times the sum of (i) the annual base salary in effect on such date plus (ii) the target bonus in effect on such date. Additionally, the named executive officer, including spouse and dependents, is entitled to two years of life, health and accident insurance coverages upon the same terms on which they are provided to active employees of the Company. All outstanding stock options and stock equity awards held by the named executive officer immediately vest and, to the extent greater than the period of time specified in the underlying award, the time for exercising any option will extend until the earlier to occur of (i) one year after the date of termination or (ii) the maximum period permitted under Section 409A of the Internal Revenue Code, provided, however, that in no event shall the time for exercising an option extend beyond the original term of the option.
(2)	The named executive officer is entitled to a benefit in connection with a termination upon a change in control equal to three (3) times the sum of (i) the annual base salary in effect on such date plus (ii) the maximum bonus in effect on such date. Additionally, the named executive officer, including spouse and dependents, is entitled to three years of life, health and accident insurance coverages upon the same terms on which they are provided to active employees of the Company. All outstanding stock options and stock equity awards held by the named executive officer immediately vest and, to the extent greater than the period of time specified in the underlying award, the time for exercising any option will extend until the earlier to occur of (i) one year after the date of termination or (ii) the maximum period permitted under Section 409A of the Internal Revenue Code, provided, however, that in no event shall the time for exercising an option extend beyond the original term of the option.
(3)	The value of unvested stock options is calculated as the difference between the closing price of our Common Stock on December 29, 2006, the last trading day of 2006 on AMEX, and the exercise price times the number of unvested stock options.
(4)	The value of unvested restricted stock grants is calculated as the closing price of our Common Stock on December 29, 2006, the last trading day of 2006 on AMEX, times the number of unvested stock grant shares.

DIRECTOR COMPENSATION

Our non-executive Board members receive an annual retainer of $10,000, in addition to annual restricted stock grants of 20,000 shares and annual stock option grants of 40,000 shares. The stock options have a one-year vesting period and a five-year term. The Audit Committee chairman receives an additional quarterly fee of $2,000 and members of the Audit Committee receive quarterly fees of $1,000. The Compensation Committee and Nominating and Governance Committee chairmen receive additional quarterly fees of $1,000, while members of these committees receive quarterly fees of $500. Directors who are also full-time officers or employees of the Company receive no additional compensation for serving as directors.

In the event of a resignation of a non-employee director, such director is entitled to a one-time payment of $10,000 and immediate vesting of all outstanding stock options and restricted stock grants. In the event of a merger or other major corporate change, any director that does not continue to serve as a director of the surviving or acquiring entity is entitled to receive a cash payment equal to two (2) times the current annual cash retainer, plus two (2) times the current number of annual restricted stock award shares. All outstanding stock options and restricted stock awards would become immediately vested in such event.

Name (a)	Fees Earned or Paid in cash (b)	Stock Awards (c)(1)	Option Awards (d)(1)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
James H. Dorman (2)(3)	$17,000	$115,000	$63,959	—	—	—	$195,959
Marvin R. Carter (2)(4)	16,000	115,000	63,959	—	—	—	194,959
Dr. Fernando J. Zúñiga y Rivero (2)(5)	16,000	115,000	57,559	—	—	—	188,559
J. Frank Haasbeek (6)	750	—	—	—	—	—	750
Alfred L. Shacklett, Jr. (6)	750	—	—	—	—	—	750
George E. Reese (2)(7)(8)	18,000	115,000	63,959	—	—	—	196,959
Philip J. McCauley (2)(9)	8,000	5,367	12,413	—	—	—	25,780

(1)	The amounts shown in columns (c) and (d) represent the aggregate expense amounts recognized for financial statement reporting purposes in fiscal year 2006 for restricted stock awards and stock options granted to the named directors in 2006 and prior years as applicable. The amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with SFAS 123(R). A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included in Note 7 to our 2006 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the year ended December 31, 2006.
(2)	The grant date fair values of the 20,000 share restricted stock grant and the 40,000 share stock option grant awarded to each of the directors in 2006, computed in accordance with SFAS 123(R), were $119,600 and $125,600, respectively.
(3)	Mr. Dorman had 155,000 options outstanding as of December 31, 2006.
(4)	Mr. Carter had 105,000 options outstanding as of December 31, 2006.
(5)	Dr. Zúñiga y Rivero had 80,000 options outstanding as of December 31, 2006.
(6)	Mr. Haasbeek and Mr. Shacklett joined the Board of Directors in December 2006 and were not granted any restricted stock awards or stock options as of December 31, 2006.
(7)	Mr. Reese had 145,000 options outstanding as of December 31, 2006.
(8)	Mr. Reese resigned from the Board of Directors effective as of April 13, 2007.
(9)	Mr. McCauley resigned from the Board of Directors effective as of April 25, 2006.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with Transmeridian’s management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to stockholders.

Respectively submitted by the

COMPENSATION COMMITTEE

Marvin R. Carter, Chairman

James H. Dorman

J. Frank Haasbeek

Houston, Texas

April 17, 2007

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements. As set forth in its charter, the Audit Committee acts only in an oversight capacity and relies on the work and assurances of both management, which has primary responsibilities for our financial statements and reports, and the independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

The Audit Committee met four times either in person or by telephone during fiscal year 2006, and acted by written consent one time during fiscal year 2006. In the course of these meetings, the Audit Committee met with management and our independent auditors and reviewed the results of the external audit examinations, evaluations of our internal controls and the overall quality of our financial reporting.

The Audit Committee believes that a candid, substantive and focused dialogue with the independent auditors is fundamental to the Audit Committee’s oversight responsibilities. To support this belief, the Audit Committee periodically meets separately with the independent auditors without management present. In the course of its discussions in these meetings, the Audit Committee asked a number of questions intended to bring to light any areas of potential concern related to our financial reporting and internal controls. These questions include:

•

Are there any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•

Based on the auditors’ experience, and their knowledge of our business, do our financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•	Based on the auditors’ experience, and their knowledge of our business, have we implemented internal controls that are appropriate for our business?

The Audit Committee approved the engagement of UHY LLP (“UHY”) as our independent auditors for fiscal year 2006 and reviewed with the independent auditors their respective overall audit scope and plans. In approving UHY, the Audit Committee considered the qualifications of UHY and discussed with UHY their independence, including a review of the audit and non-audit services provided by them to us. The Audit Committee also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and it has received and discussed with the independent auditors their written disclosures and letter required by Independence Standards Board Standard No. 1.

Management has reviewed and discussed the audited financial statements for fiscal year 2006 with the Audit Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and the independent auditors to help give the Audit Committee comfort in connection with its review.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

Respectively submitted by the

AUDIT COMMITTEE

J. Frank Haasbeek, Chairman

James H. Dorman

Alfred L. Shacklett, Jr.

Houston, Texas

April 17, 2007

ITEM TWO: RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has selected, and the Board has approved, UHY, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2007, and the Board recommends that the stockholders ratify such selection. This appointment will be submitted to the stockholders for ratification at the Annual Meeting. Representatives of UHY are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of UHY are also expected to be available to respond to appropriate questions.

UHY has served as the Company’s principal independent auditors since October 20, 2005. The appointment of UHY was approved by the Company’s Audit Committee. The Company did not consult with UHY during the fiscal year ended December 31, 2004 or during the subsequent interim period beginning January 1, 2005 and ending October 20, 2005 (the date of the appointment of UHY) regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or regarding any of the reportable conditions set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

John A. Braden & Company, P.C. (“Braden”) served as the Company’s principal independent accountants from May 15, 2002 to October 19, 2005. On October 19, 2005, the Company, with the approval of the Audit Committee, notified Braden that it would no longer be engaged as the Company’s principal independent accountants. This decision was recommended by the Company’s management and approved by the Company’s Audit Committee and the Board. In connection with its audits for the fiscal year ended December 31, 2004 and the subsequent interim period through June 30, 2005, there were no disagreements with Braden on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures. In addition, in connection with Braden’s audits for the fiscal year ended December 31, 2004 and the subsequent interim period through June 30, 2005, there were no “reportable events” (hereinafter defined) requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. As used herein, the term “reportable events” means any of the items listed in paragraphs (a)(1)(v)(A) - (D) of Item 304 of Regulation S-K. During the year ended December 31, 2004 and the subsequent interim period through June 30, 2005 preceding the decision to change independent accountants, neither Transmeridian nor anyone on its behalf consulted Braden regarding either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Transmeridian’s consolidated financial statements, nor has Braden provided to Transmeridian a written report or oral advice regarding such principles or audit opinion.

Audit and Non-Audit Fees

UHY and Braden billed or will bill the Company for the aggregate fees set forth in the table below for services provided during and with respect to fiscal years 2006 and 2005. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements, (ii) review of the Company’s quarterly financial statements, (iii) audit services related to Management’s Report on Internal Control over Financial Reporting, (iv) audit services related to the effectiveness of the Company’s internal control over financial reporting and (v) review of regulatory filings incorporating the Company’s annual or interim financial statements:

	2006	2005
Audit Fees (1)(2)	$475,176	$433,606
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

(1)

“Audit Fees” represents professional services in connection with the audit of our annual financial statements, review of quarterly financial statements, audit of Management’s Report on Internal Control over

Financial Reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, audit services related to the effectiveness of the Company’s internal control over financial reporting and review of regulatory filings incorporating the Company’s annual or interim financial statements.

(2)	UHY acts as the Company’s principal independent registered public accounting firm. Through and as of April 17, 2007, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has only a few full time employees. Therefore, few, if any, of the audit services rendered to the Company were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination of the Company’s financial statements.

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by the Company’s independent accountants. There were no audit-related fees, tax fees or other fees paid to, or incurred with respect to, UHY or Braden in fiscal years 2006 or 2005.

The submission for ratification of the appointment of UHY is not required by law or by the bylaws of the Company. The Board is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board. If UHY declines to accept or becomes incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board and the Audit Committee will appoint other independent public accountants.

The Board of Directors recommends a vote FOR the ratification of the appointment of UHY as independent auditors for the year ending December 31, 2007.

VOTE REQUIRED TO RATIFY THE APPOINTMENT OF UHY LLP AS INDEPENDENT AUDITORS

The proposal to ratify the appointment of UHY as independent auditors for the year ending December 31, 2007 requires the affirmative vote of a majority of the shares having voting power present, in person or represented by proxy, at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, and the rules promulgated thereunder, executive officers and directors of the Company and persons who beneficially own more than 10% of the Common Stock of the Company are required to file with the SEC and furnish to the Company reports of ownership and changes in ownership with respect to all equity securities of the Company.

During fiscal year 2006, the Company learned of the following delinquent Form 3 and Form 4 filings relating to fiscal year 2006 and prior fiscal years:

•

Mr. Reese inadvertently failed to timely file a Form 4 to report his June 2006 sale of shares of our Common Stock. This sale was reported late on a Form 4 dated August 2006. Mr. Reese also inadvertently failed to timely file a Form 4 to report his July 2006 exercise of stock options to purchase our Common Stock. This exercise was reported late on a Form 4 dated September 2006.

•

Each of Messrs. Haasbeek and Shacklett inadvertently failed to timely file a Form 3 with respect to their December 2006 appointment to the Board. Messrs. Haasbeek and Shacklett each filed their Form 3 in January 2007.

Except as stated above, to the Company’s knowledge and based solely on its review of the copies of Forms 3, 4 and 5 received by the Company during or with respect to the fiscal year ended December 31, 2006 and/or written representations from the Company’s directors and executive officers, the Company believes that its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such persons.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Under the SEC’s proxy rules, stockholder proposals that meet certain conditions may be included in Transmeridian’s proxy statement and form of proxy for a particular annual meeting. Stockholders that intend to present a proposal at Transmeridian’s 2008 Annual Meeting of Stockholders must send the proposal to Transmeridian so that it is received at Transmeridian’s principal executive offices no later than December 19, 2007 to be considered for inclusion in the proxy statement and form of proxy with respect to the 2008 Annual Meeting of Stockholders. Stockholders that have an intention to present a proposal that will not be included in the proxy statement and the form of proxy must give notice to Transmeridian no later than March 6, 2008 of the specific intention to do so. Any and all such proposals and notices should be sent to the attention of the Secretary of Transmeridian, and must comply with applicable SEC regulations in order to be included in Transmeridian’s proxy materials or to be presented at the 2008 Annual Meeting of Stockholders.

FINANCIAL AND OTHER INFORMATION

The audited consolidated financial statements of Transmeridian have been included as part of the annual report of Transmeridian enclosed with this proxy statement.

TRANSMERIDIAN WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY, TRANSMERIDIAN EXPLORATION INCORPORATED, 397 N. SAM HOUSTON PKWY E., SUITE 300, HOUSTON, TEXAS 77060.

By Order of the Board of Directors

Nicolas J. Evanoff

Secretary

Houston, Texas

April 17, 2007

TRANSMERIDIAN EXPLORATION INCORPORATED

PROXY SOLICITED BY THE

BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD MAY 17, 2007

The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Transmeridian Exploration Incorporated (“Transmeridian”) to be held May 17, 2007, and (2) constitutes and appoints Lorrie T. Olivier, Earl W. McNiel and Nicolas J. Evanoff, and each of them, attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to vote and act in accordance with the instructions set forth below with respect to all of the shares of Common Stock of Transmeridian standing in the name of the undersigned or with respect to which the undersigned is entitled to vote at that meeting and at any meetings to which that meeting is adjourned. In their discretion, the proxies may vote upon such other matters as may properly come before the meeting.

1.	PROPOSAL ONE: Election of five Directors of Transmeridian to hold office in accordance with Transmeridian’s Amended and Restated Certificate of Incorporation and Bylaws until the 2008 Annual Meeting of Stockholders or until their respective successors shall be duly elected and qualified.

Nominees: Messrs. Olivier, Dorman, Carter, Haasbeek and Shacklett.

☐ FOR each of the nominees listed above

☐ WITHHOLD AUTHORITY to vote, except as marked to the contrary below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE NOMINEE, WRITE THE NAME OF SUCH NOMINEE IN THE SPACE PROVIDED BELOW.)

___________________________________________________

2.	PROPOSAL TWO: Ratify the appointment of UHY LLP as independent auditors of Transmeridian for the year ending December 31, 2007.

☐ FOR        ☐ AGAINST         ☐ ABSTAIN

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR the proposals. Your shares cannot be voted unless you sign and return this card.

(Signature)	(Signature)	(Date)

NOTE:	PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Form of Proxy